UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 25, 2017

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on May 25, 2017. Three matters were voted upon at the meeting: (1) the election of three Class C directors; (2) the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2017; and (3) approval of the material terms of the performance goals under the company’s 2012 Omnibus Incentive Plan.

Wayne Burks, Sanjay Madhu and Anthony Saravanos were elected to the board of directors at the meeting. The number of votes cast for and the number of votes withheld as to each director nominee appear below.

Director Nominee	For	Withheld

Wayne Burks	5,057,001	2,177,917
Sanjay Madhu	6,346,323	884,570
Anthony Saravanos	7,077,432	157,486

The number of votes cast for, against and abstaining in the second matter voted upon appear below.

	For	Against	Abstain
Ratification of the appointment of Dixon Hughes Goodman LLP as the company’s independent registered public accounting firm for the year ending December 31, 2017.	8,385,629	6,198	50,387

The number of votes cast for, against and abstaining in the third matter voted upon appear below.

	For	Against	Abstain
Approval of the material terms of the performance goals under the company’s 2012 Omnibus Incentive Plan.	6,892,963	287,385	54,570

The number of broker non-votes in this matter was 1,207,296.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 31, 2017.

HCI GROUP, INC.

BY:	/s/ Andrew L. Graham
Name:	Andrew L. Graham
Title:	Secretary

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.